                    INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 33-98474 of Owosso Corporation on Form S-8 and Registration Statement No. 33-99526 of Owosso Corporation on Form S-3 of our report dated December 11, 1997, appearing in this Annual Report on Form 10-K of Owosso Corporation for the year ended October 26, 1997.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
January 23, 1998